SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[X]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[ ]	Definitive Information Statement

BEDMINSTER NATIONAL CORP.
(Name of Registrant As Specified In Charter)
______________________________

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

BEDMINSTER NATIONAL CORP.
90 Washington Valley Road
Bedminster, New Jersey 07921

INFORMATION STATEMENT
(Preliminary)

May 23, 2008

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the Class A and Class B common stock, par value $.0001 per share (the “Common Stock”), of Bedminster National Corp., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about April 30, 2008, the Company received written consent in lieu of a meeting of Stockholders from holders of  2,000,000 shares of the Class B Common representing approximately 92.76% of the 2,154,000 shares of the total issued and outstanding shares of Class B  common voting stock of the Company (the “Majority Stockholders”) to approve an Amendment to the Company’s Articles of Incorporation to change the powers and rights of the Company’s preferred stock, and to change the manner of issuance of Class A common stock, Class B common stock, and preferred stock (the “Amendment”).

        On April 30, 2008, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on April 30, 2008 in accordance with the Nevada General Corporation Law (“GCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Amendment because it will attract potential investment from outside candidates and provide stockholders of the Company with the greatest potential return.  No assurances can be given that such investors will be found.

Accordingly, it was the Board's opinion that the Amendment described above is prudent for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.  The Company currently has no arrangements or understandings for the issuance of Company shares, although opportunities for acquisitions and equity financings could arise at any time.  The Board approved the above actions on April 30, 2008 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on April 30, 2008.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

AMENDING THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE POWERS AND RIGHTS OF THE COMPANY’S PREFERRED STOCK, AND TO CHANGE THE MANNER AND ISSUANCE OF CLASS A COMMON STOCK, CLASS B COMMON STOCK, AND PREFERRED STOCK.

GENERAL

The Board approved resolutions to amend the Company’s Articles of Incorporation to change the powers and rights of the Company’s preferred stock and to change the manner and issuance of Class A common stock, Class B common stock, and the preferred stock.  The Board of Directors is authorized to fix to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on the Company’s capitalization, with shareholder approval.  On April 30, 2008, the holder of the majority of the outstanding voting shares of the Company approved the Amendment by written consent.

The Board of Directors believes that it is prudent to enact this Amendment for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. The Company currently has no arrangements or understandings for the issuance of shares of stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to enact this Amendment to be able to issue additional shares of Company’s shares in the future, and to issue shares from the authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The following is a statement of the designations, and powers, of preferences and rights, and the qualifications, limitations or restrictions with respect to our proposed Amendment. Authority is hereby expressly granted to our Board of Directors to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series.

Article 3, Sections (3) and (4) are hereby deleted and replaced with the following new Sections (3) and (4):

(3) Powers and Rights of the Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors by unanimous vote; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix by unanimous vote: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors by unanimous vote) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors by unanimous vote; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Class A Common Stock or Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

(4) Issuance of Class A Common Stock, Class B Common Stock and Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by unanimous vote the issuance of any or all shares of Class A Common Stock, Class B Common Stock and Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion and by unanimous vote may determine and without any vote or other action by any of the stockholders of the Corporation, except as otherwise required by law. No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

This Amendment could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.  This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 30, 2008, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about June 2, 2008 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-KSB for the year ended December 31, 2007

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, April 30, 2008, the Company had 9,730,900 shares of Class A Common Stock issued and outstanding, 2,154,000 shares of Class B Common Stock outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Class A Common Stock has no voting rights, each share of Class B Common Stock is entitled to one vote on matters submitted for Stockholder approval.

        On April 30, 2008 the holders of 2,000,000, shares (or approximately 92.76% of the 2,154,000 shares of Class B Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

        The Nevada CGL provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information table sets forth certain information regarding the Company’s common stock owned on April 30, 2008 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Class A Common Stock	Paul Patrizio (1)	5,000,000	77.91%

Class A Common Stock	All officers and directors as a group (1 in number)	5,000,000	77.91%

Class B Common Stock	Paul Patrizio (1)	2,000,000	92.76%

Class B Common Stock	All officers and directors as a group (1 in number)	2,000,000	92.76%

(1) The person listed is an officer and/or director of the Company and the address for each beneficial owner is 90 Washington Valley Road, Bedminster, NJ 07921.

(2)Based on 9,730,900 shares of Class A Common Stock issued and outstanding, and 2,154,000 shares of Class B Common Stock issued and outstanding as of April 11, 2008.  The shares of Class A Common Stock have no voting rights. The shares of Class B Common Stock have voting rights.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the Nevada GCL, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

 EFFECTIVE DATE OF THE AMENDMENT

        Pursuant to Rule 14c-2 under the Exchange Act, thus the Amendment shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on June 23, 2008.

By Order of the Board of Directors /s/ Paul Patrizio Paul Patrizio President, Chief Executive Officer & Director

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